NOTICE OF GUARANTEED DELIVERY

TO TENDER ORDINARY SHARES OR
AMERICAN DEPOSITARY SHARES
EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS
OF

ENDESA, S.A.

PURSUANT TO THE U.S. OFFER TO PURCHASE
BY
E.ON ZWÖLFTE VERWALTUNGS GMBH,
A WHOLLY OWNED SUBSIDIARY OF

E.ON AG

The U.S. Offer and withdrawal rights will expire at 6:00 p.m.,
New York City time, on March 29, 2007,
unless E.ON Zwölfte Verwaltungs GmbH extends the
U.S. Offer or unless it lapses or is withdrawn.

THE U.S. TENDER AGENT FOR THE U.S. OFFER IS:

Delivery of documents to the Tender Agent may be made as follows:

BY MAIL Mellon Investor Services LLC Attn. Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	BY HAND Mellon Investor Services LLC Attn. Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271	BY OVERNIGHT DELIVERY Mellon Investor Services LLC 480 Washington Blvd. Mail Drop – Reorg. Jersey City, NJ 07310 Attn. Reorganization Dept. 27th Floor

BY FACSIMILE TRANSMISSION
(FOR ELIGIBLE INSTITUTIONS ONLY)
(201) 680-4626

CONFIRMATION RECEIPT OF FACSIMILE BY TELEPHONE ONLY
(201) 680-4860

Delivery of this Notice of Guaranteed Delivery to an address or facsimile number other than one set forth above will not constitute delivery to the U.S. Tender Agent.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an ADS Letter of Transmittal is required to be guaranteed by an eligible institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the ADS Letter of Transmittal.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer by E.ON Zwölfte Verwaltungs GmbH (‘‘E.ON 12’’), a German limited liability company and wholly owned subsidiary of E.ON Aktiengesellschaft (‘‘E.ON’’), to acquire all the outstanding ordinary shares, par value €1.20 per share (the ‘‘ordinary shares’’), and American depositary shares (the ‘‘ADSs’’, and together with the ordinary shares, the ‘‘Endesa securities’’) of Endesa, S.A., a Spanish public limited company (‘‘Endesa’’), at a price of €38.75 in cash for each ordinary share and each ADS, upon the terms and subject to the conditions of the U.S. offer (the ‘‘U.S. Offer’’) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the offer to purchase, dated January 26, 2007, as amended and supplemented by the Supplement to the U.S. Offer to Purchase dated February 14, 2007 (as so amended and supplemented, the ‘‘U.S. Offer to Purchase’’), if:

1.	American depositary receipts (‘‘ADRs’’) evidencing ADSs are not immediately available;

2.	the procedures for book-entry transfer cannot be completed prior to the expiration of the acceptance period under the U.S. Offer; or

3.	time will not permit the required documents to be received by Mellon Investor Services LLC, the U.S. Tender Agent, prior to the expiration of the acceptance period under the U.S. Offer.

E.ON 12 is also making a separate, concurrent Spanish offer (the ‘‘Spanish Offer’’ and, together with the U.S. Offer, the ‘‘Offers’’) for the ordinary shares.

This form may be delivered by hand, transmitted via facsimile or mailed to the U.S. Tender Agent and must include a guarantee by an eligible institution.

In the case of ADSs held through The Depository Trust Company (‘‘DTC’’), the Notice of Guaranteed Delivery must be sent to the U.S. Tender Agent by a participant in DTC’s system via the book-entry confirmation system. In the case of ordinary shares, the Notice of Guaranteed Delivery must be sent to the U.S. Tender Agent by an Iberclear (the Spanish central securities depositary) participant.

E.ON 12 intends to enforce all rights it may have under applicable law against any eligible institution that completes this form and fails to deliver the applicable Endesa securities by the deadline described above.

Ladies and Gentlemen:

The undersigned hereby tenders to E.ON Zwölfte Verwaltungs GmbH (‘‘E.ON 12’’), a German limited liability company and wholly owned subsidiary of E.ON Aktiengesellschaft (‘‘E.ON’’), upon the terms and subject to the conditions of the U.S. offer (the ‘‘U.S. Offer’’) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the offer to purchase, dated January 26, 2007, as amended and supplemented by the Supplement to the U.S. Offer to Purchase dated February 14, 2007 (as so amended and supplemented, the ‘‘U.S. Offer to Purchase’’), receipt of which is hereby acknowledged, the number of ordinary shares, par value €1.20 per share (the ‘‘ordinary shares’’), and American depositary shares (the ‘‘ADSs’’) of Endesa, S.A., a Spanish public limited company (‘‘Endesa’’), indicated below pursuant to the procedures for guaranteed delivery as described in Section 7 (‘‘Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs’’) of the U.S. Offer to Purchase.

Signature(s):	Address(es):

Name(s) of Record Holders:

(Please Type or Print)	(Including Zip Code)
Area Code and Tel. No.(s):
Number of ordinary shares:	Check if Endesa securities will be tendered by book-entry transfer:
Number of ADSs:	Account Number:
ADR No(s). (if available/applicable):
Dated:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an ‘‘eligible institution’’), hereby (a) in the case of ADSs, guarantees to deliver the ADRs evidencing the ADSs tendered hereby, in proper form for transfer, or deliver the ADSs by book-entry transfer to the U.S. Tender Agent’s account at DTC, together with the ADS Letter of Transmittal properly completed and duly executed (with any required signature guarantees) or, in the case of book-entry transfer, an agent’s message, and any other required documents or (b) in the case of ordinary shares, guarantees to deliver by book-entry transfer the ordinary shares tendered hereby to the U.S. Tender Agent’s account at its Spanish custodian bank, Santander Investment S.A., in each case within three New York Stock Exchange trading days after the date hereof.

Name of Firm:	Authorized Signature:
Please Print
Address:	Name:
Title:
(Include ZIP Code)
Area Code and Tel No.:	Dated:

Note:	Do not send ADRs evidencing ADSs with this ADS Notice of Guaranteed Delivery. ADRs evidencing ADSs should be sent with your ADS Letter of Transmittal.